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                                                                    EXHIBIT 3.25

                                STATE OF DELAWARE
                                                                          PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "BLUE CHIP MERGER SUBSIDIARY, INC.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF FEBRUARY, A. D. 2001, AT 9 O'CLOCK A.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                             [SEAL]    /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

3353826  8100                            AUTHENTICATION: 0960597

010062636                                          DATE: 02-07-01

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                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 02/07/2001
                                                          010062636 - 3353826

                          CERTIFICATE OF INCORPORATION

                                       OF

                        BLUE CHIP MERGER SUBSIDIARY, INC.

      The undersigned natural person of the age of eighteen years or more for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                                 ARTICLE FIRST:

      The name of the corporation is Blue Chip Merger Subsidiary, Inc. (hereinafter the "Corporation").

                                 ARTICLE SECOND:

      The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808, County of New Castle. The name of the registered agent at such address is the Corporation Service Company.

                                 ARTICLE THIRD:

      The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH:

      The total number of shares of stock which the Corporation has the authority to issue is one thousand (1,000) shares of Common Stock, with a par value of $0.01 per share.

                                 ARTICLE FIFTH:

      The name and address of the sole incorporator is as follows:

      NAME:                           ADDRESS:

      Donna McClurkin-Fletcher        c/o Kirkland & Ellis
                                      655 Fifteenth Street, NW
                                      Washington, DC 20005


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                                 ARTICLE SIXTH:

      The Corporation is to have perpetual existence.

                                ARTICLE SEVENTH:

      In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

                                 ARTICLE EIGHTH:

      Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws of the Corporation may provide. The books of the Corporation my be kept outside the State Of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

                                 ARTICLE NINTH:

      To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as director. Any repeal or modification of this ARTICLE NINTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE TENTH:

      The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                ARTICLE ELEVENTH:

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                        2
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      I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make and file this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 7th day of February, 2001.

                                     /s/ Donna McClurkin-Fletcher
                                     -------------------------------------------
                                     Donna McClurkin-Fletcher, Sole Incorporator